Exhibit 99.1

Analog Devices Announces First Quarter Fiscal Year 2012 Results; Increases Dividend by 20 Percent to $0.30 Per Share

NORWOOD, Mass.--(BUSINESS WIRE)--February 22, 2012--Analog Devices, Inc. (NYSE: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its first quarter of fiscal year 2012, a 14-week period that ended February 4, 2012. ADI also announced that its Board of Directors has approved a 20 percent increase in its regular quarterly dividend to $0.30 per outstanding share of common stock.

“The first quarter results were within the range we expected. Revenue of $648 million and diluted earnings per share (EPS) of $0.46 declined compared to both the immediately prior quarter and the year-ago quarter. Late in the first quarter, order rates began to accelerate and have remained solid so far this quarter. This leads us to believe that the first quarter marked the bottom of this industry cycle and we expect our business will improve beginning in the second quarter,” said Jerald G. Fishman, President and CEO.

Results for the 14-Week First Quarter of Fiscal 2012

  Revenue totaled $648 million
  Gross margin was 63.2% of revenue
  Operating margin was 28.3% of revenue
  Diluted EPS from continuing operations was $0.46
  Cash flow from operations was $215 million, or 33% of revenue

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the first quarter of fiscal year 2012, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

ADI also announced that the Board of Directors has declared a cash dividend of $0.30 per outstanding share of common stock. The dividend will be paid on March 28, 2012 to all shareholders of record at the close of business on March 9, 2012.

Outlook for the 13-Week Second Quarter of Fiscal 2012

  Revenue estimated at $655 million to $675 million
  Gross margin estimated at 64% to 64.5%
  Operating expenses estimated to be approximately $226 million
  Diluted EPS estimated at $0.48 to $0.53

“We expect most of the growth in the second quarter will come from our industrial customers, with more modest growth expected from the automotive, consumer, and communications infrastructure end markets in aggregate,” said Mr. Fishman. “Importantly, while we see improvement in our business, we are mindful of the uncertain macroeconomic environment and we will continue to aggressively monitor and control expenses in the second quarter.”

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the first quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.")

A replay will be available almost immediately after the call. The replay may be accessed for up to one week by dialing 855-859-2056 (replay only) and providing the conference ID: 49242709, or by visiting investor.analog.com.

Non-GAAP Financial Information for Fiscal Year 2011 First Quarter

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items. In the first quarter of fiscal year 2011, we recorded a $13 million tax benefit related to taxes that are one-time in nature. These one-time tax items included the reinstatement of the R&D tax credit in December 2010, retroactive to January 1, 2010; a reduction in a state tax credit valuation reserve we had recorded in prior years, which we now believe we can recover; and a benefit from the increase to the Irish deferred tax asset as a result of the increase in the Irish manufacturing tax rate from 10% to 12.5%. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP diluted EPS has material limitations in that it does not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is listed on the New York Stock Exchange under the ticker “ADI” and is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, and other financial results, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: sovereign debt issues globally, any faltering in global economic conditions and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, First Quarter, Fiscal 2012

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended
	1Q 12	4Q 11	1Q 11
	Feb. 4, 2012	Oct. 29, 2011	Jan. 29, 2011
Revenue	$648,058	$716,134	$728,504
Year-to-year change	-11%	-7%	21%
Quarter-to-quarter change	-10%	-6%	-5%
Cost of sales (1)	238,668	255,620	246,331
Gross margin	409,390	460,514	482,173
Gross margin percentage	63.2%	64.3%	66.2%
Year-to-year change (basis points)	-300	-270	510
Quarter-to-quarter change(basis points)	-110	-290	-80
Operating expenses:
R&D (1)	124,378	123,889	122,745
Selling, marketing and G&A (1)	99,045	99,094	100,022
Special charges	2,595	2,239	-
Total operating expenses	226,018	225,222	222,767
Total operating expenses percentage	34.9%	31.4%	30.6%
Year-to-year change (basis points)	430	150	-580
Quarter-to-quarter change (basis points)	350	90	70
Operating income from continuing operations	183,372	235,292	259,406
Operating income percentage	28.3%	32.9%	35.6%
Year-to-year change (basis points)	-730	-420	1090
Quarter-to-quarter change (basis points)	-460	-390	-150
Other expense (income)	3,286	4,292	586
Income from continuing operations before income tax	180,086	231,000	258,820
Provision for income taxes	40,704	47,473	43,214
Tax rate percentage	22.6%	20.6%	16.7%
Income from continuing operations, net of tax	139,382	183,527	215,606
Gain on sale of discontinued operations, net of tax	-	-	6,500
Net income	$139,382	$183,527	$222,106

Shares used for EPS - basic	297,788	298,910	299,218
Shares used for EPS - diluted	305,531	305,734	308,848

Earnings per share from continuing operations - basic	$0.47	$0.61	$0.72
Earnings per share from continuing operations - diluted	$0.46	$0.60	$0.70

Earnings per share - basic	$0.47	$0.61	$0.74
Earnings per share - diluted	$0.46	$0.60	$0.72

Dividends paid per share	$0.25	$0.25	$0.22

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,807	$1,835	$1,748
R&D	$5,885	$6,033	$5,585
Selling, marketing and G&A	$5,640	$5,684	$5,270

Analog Devices, First Quarter, Fiscal 2012

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	1Q 12	4Q 11	1Q 11
	Feb. 4, 2012	Oct. 29, 2011	Jan. 29, 2011
Cash & short-term investments	$3,667,398	$3,592,462	$2,961,116
Accounts receivable, net	301,999	348,416	384,276
Inventories (1)	297,160	295,081	282,980
Other current assets	128,611	150,389	108,657
Total current assets	4,395,168	4,386,348	3,737,029
PP&E, net	475,689	478,839	468,541
Investments	30,954	29,361	28,119
Goodwill and intangible assets	286,339	287,287	257,164
Other	89,684	95,800	106,052
Total assets	$5,277,834	$5,277,635	$4,596,905

Deferred income on shipments to distributors, net	$227,261	$233,249	$253,254
Other current liabilities	270,794	291,756	355,237
Long-term debt, non-current	855,662	871,876	523,046
Non-current liabilities	81,682	85,341	100,941
Shareholders' equity	3,842,435	3,795,413	3,364,427
Total liabilities & equity	$5,277,834	$5,277,635	$4,596,905

(1) Includes $2,428, $2,431 and $2,447 related to stock-based compensation in 1Q12, 4Q11 and 1Q11, respectively.

Analog Devices, First Quarter, Fiscal 2012

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended
	1Q 12	4Q 11	1Q 11
	Feb. 4, 2012	Oct. 29, 2011	Jan. 29, 2011
Cash flows from operating activities:
Net Income	$139,382	$183,527	$222,106
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	28,243	28,781	29,493
Amortization of intangibles	-	267	392
Stock-based compensation expense	13,332	13,552	12,603
Gain on sale of business	-	-	(6,500)
Excess tax benefit - stock options	(1,896)	(7,640)	(3,607)
Other non-cash activity	591	(352)	163
Deferred income taxes	3,623	8,693	(2,305)
Changes in operating assets and liabilities	31,545	3,332	(35,594)
Total adjustments	75,438	46,633	(5,355)
Net cash provided by operating activities	214,820	230,160	216,751
Percent of total revenue	33.1%	32.1%	29.8%

Cash flows from investing activities:
Additions to property, plant and equipment	(25,289)	(26,331)	(25,547)
Purchases of short-term available-for-sale investments	(2,192,874)	(1,156,671)	(664,148)
Maturities of short-term available-for-sale investments	1,659,792	1,101,973	651,887
Sales of short-term available-for-sale investments	151,841	23,476	239,419
Proceeds related to sale of businesses	-	-	10,000
Decrease (increase) in other assets	327	88	(3,475)
Net cash (used for) provided by investing activities	(406,203)	(57,465)	208,136

Cash flows from financing activities:
Proceeds from long-term debt	-	-	145,000
Term loan repayments	(15,625)	(3,625)	-
Dividend payments to shareholders	(74,416)	(74,824)	(65,810)
Repurchase of common stock	(78,380)	(82,816)	(113,605)
Net proceeds from employee stock plans	48,647	27,925	101,967
Contingent consideration payment	(1,991)	-	-
Increase in other financing activities	5,166	914	4,576
Excess tax benefit - stock options	1,896	7,640	3,607
Net cash (used for) provided by financing activities	(114,703)	(124,786)	75,735
Effect of exchange rate changes on cash	(1,572)	(630)	(301)

Net (decrease) increase in cash and cash equivalents	(307,658)	47,279	500,321
Cash and cash equivalents at beginning of period	1,405,100	1,357,821	1,070,000
Cash and cash equivalents at end of period	$1,097,442	$1,405,100	$1,570,321

Analog Devices, First Quarter, Fiscal 2012

Schedule D
Revenue Trends by End Market
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Feb. 4, 2012				Oct. 29, 2011	Jan. 29, 2011
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$289,431	45%	-8%	-15%	$314,143	$339,028
Automotive	119,123	18%	6%	26%	112,439	94,600
Consumer	116,886	18%	-21%	-20%	148,627	145,951
Communications	122,618	19%	-13%	-18%	140,925	148,925
Total Revenue	$648,058	100%	-10%	-11%	$716,134	$728,504

Analog Devices, First Quarter, Fiscal 2012

Schedule E
Revenue Trends by Product Type
The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	Feb. 4, 2012				Oct. 29, 2011	Jan. 29, 2011
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$285,133	44%	-12%	-14%	$323,291	$332,767
Amplifiers / Radio Frequency	164,458	25%	-10%	-16%	182,713	195,007
Other analog	96,238	15%	-5%	5%	101,176	91,407
Subtotal Analog Signal Processing	545,829	84%	-10%	-12%	607,180	619,181
Power management & reference	44,863	7%	-16%	-16%	53,168	53,360
Total Analog Products	$590,692	91%	-11%	-12%	$660,348	$672,541
Digital Signal Processing	57,366	9%	3%	3%	55,786	55,963
Total Revenue	$648,058	100%	-10%	-11%	$716,134	$728,504

Analog Devices, First Quarter, Fiscal 2012

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	1Q 12	4Q 11	1Q 11
	Feb. 4, 2012	Oct. 29, 2011	Jan. 29, 2011

GAAP Diluted EPS Including Discontinued Operations	$0.46	$0.60	$0.72
Diluted Loss (Earnings) Per Share from Discontinued Operations	-	-	(0.02)
GAAP Diluted EPS From Continuing Operations	$0.46	$0.60	$0.70
Impact of the Reinstatement of the R&D Tax Credit	-	-	(0.02)
Impact of State Tax Valuation	-	-	(0.02)
Impact of Increase in Irish Tax Rate	-	-	(0.00)
Non-GAAP Diluted EPS From Continuing Operations	$0.46	$0.60	$0.66

CONTACT:
Analog Devices, Inc.
Maria Tagliaferro, 781-461-3282
781-461-3491 (fax)
investor.relations@analog.com